UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2025, Relmada Therapeutics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Asarina Pharma AB (“Asarina” or the “Seller”), a Swedish corporation, pursuant to which the Company has agreed, subject to the terms and conditions set forth therein, to purchase from Asarina all right, title, and interest in Sepranolone (the “Asset”), a phase 2b ready neurosteroid being developed for the treatment of Tourette Syndrome and other compulsive disorders. The total purchase price for the Asset is €3,000,000. The Company will pay Asarina €2,756,000 within ten (10) business days after the effective date of the Purchase Agreement, which includes a credit of $250,000 for a previous payment made by the Company to Asarina pursuant to an exclusivity agreement dated October 25, 2024.

The Company will only assume liabilities arising after the effective date of the Purchase Agreement. All other liabilities, including those arising before the effective date of the Purchase Agreement, taxes, employment-related liabilities, and those related to the negotiation and consummation of the Purchase Agreement, will remain with Asarina.

The Purchase Agreement provides for customary indemnification rights related to breaches of certain representations of each of the parties, and certain other matters. The indemnification obligations of the Company and Asarina are subject to the limitations set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement as attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On February 6, 2025, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

Clinical Data on Sepranolone

Sepranolone (isoallopregnanolone) is a GABAA Modulating Steroid Antagonist (GAMSA), which selectively targets the GABAA pathway to counteract the effects of Allopregnanolone, a neurosteroid implicated in Tourette Syndrome and compulsive disorders. In an open-label, Phase 2a randomized, 12-week, dual-center, parallel-group study, 26 subjects were treated with Sepranolone (10 mg, administered by subcutaneous injection twice weekly) in addition to standard of care (SOC) versus standard of care alone.

The Phase 2a results showed competitive tic reduction and improved quality of life while displaying no CNS off-target effects. Sepranolone reduced tic severity in its primary clinical endpoint as measured by YGTSS by 28% (p=0.051) – and also achieved positive results in four secondary endpoints compared with standard of care:

●	69% greater increase of Quality of Life (using the Gilles de la Tourette Syndrome Quality of Life total score (GTS-QOL);

●	50% greater reduction in impairment (YGTSS);

●	44% greater reduction of the premonitory urge to tic (PUTS – the Premonitory Urge to Tic scale); and

●	No off-target CNS effects or systemic side effects.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, by and between Relmada Therapeutics, Inc. and Asarina Pharma AB, dated February 3, 2025.#

99.1	Press Release issued by Relmada Therapeutics, Inc. dated February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain identified information has been excluded from this exhibit (indicated by asterisks) because it is both not material and the type of information that the Company treats as private or confidential, in accordance with the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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